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                                                            PART II - EXHIBIT A


                               UNITED FOODS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                     FOR THE THREE MONTHS               FOR THE SIX MONTHS
                                                       ENDED AUGUST 31,                  ENDED AUGUST 31,
                                              ------------------------------     ------------------------------
                                                   1995              1994            1995              1994
                                              ------------      ------------     ------------      ------------
SHARES:
Weighted average number of common shares
   outstanding                                  11,797,498        11,975,860       11,795,840        12,423,218

Effect of shares issuable under option
   plan and warrants as determined by the
   treasury stock method                               (A)           374,679              (A)           352,027
                                              ------------      ------------     ------------      ------------

Weighted average number of common shares
   outstanding as adjusted                      11,797,498        12,350,539       11,795,840        12,775,245
                                              ------------      ------------     ------------      ------------

PER COMMON SHARE COMPUTATIONS:

Net Income (Loss)                             $   (552,000)     $    529,000     $   (236,000)     $  1,475,000
                                              ============      ============     ============      ============

Net Income (Loss)                             $       (.05)     $        .04     $       (.02)     $        .12
                                              ============      ============     ============      ============

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(A) Not considered in computation as the effect would be anti-dilutive.





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